UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2015, the Board of Directors (the “Board”) of Recro Pharma, Inc. (the “Company”), upon the approval and recommendation of the Compensation Committee (the “Committee”) of the Board in connection with the Committee’s annual review of executive officer compensation, approved awards of performance-based restricted stock units and performance-based options under the Company’s Amended and Restated Equity Incentive Plan (the “Plan”) to certain named executive officers of the Company. All other actions of the Board and the Committee relating to executive officer compensation were materially consistent with prior disclosures regarding the Plan and awards.

The Board and the Committee approved a grant of an option to purchase 105,300 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to Gerri A. Henwood, the President and Chief Executive Officer of the Company. Pursuant to the Plan and Ms. Henwood’s option award agreement, Ms. Henwood’s option grant will vest upon the Committee’s determination that certain development milestones with regard to the Company’s lead product candidate, IV/IM meloxicam, and certain financial performance targets of the Company’s contract manufacturing business operated through its wholly-owned subsidiary, Recro Gainesville LLC, have been met, subject to Ms. Henwood’s continued employment with the Company.

The option award described above for Ms. Henwood is subject to the terms and conditions of the Plan and the applicable award agreement which, other than as disclosed herein, is in substantially the form attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Board and the Committee also approved (i) a grant of 5,000 performance-based restricted stock units to Donna Nichols, the Chief Accounting Officer and Corporate Controller of the Company, who is also performing the functions of principal financial officer on an interim basis, and (ii) a grant of 12,200 performance-based restricted stock units to Randall Mack, the Company’s Senior Vice President, Development. Pursuant to the Plan and Ms. Nichols’ and Mr. Mack’s performance-based restricted stock unit agreements, the performance-based restricted stock units will vest upon the Committee’s determination that certain development milestones with regard to IV/IM meloxicam have been met during 2016, in each case subject to continued employment with the Company.

The award agreements for the performance-based restricted stock units granted to each of Ms. Nichols and Mr. Mack provide that if a change in control of the Company occurs during the grantee’s service with the Company, his or her performance-based vesting restricted stock units will fully vest. If the grantee ceases to be employed by the Company as a result of death or disability, his or her performance-based vesting restricted stock units will remain outstanding during the remainder of the one-year performance period and will vest in full based on satisfaction of the applicable performance goal.

Each restricted stock unit award described above for Ms. Nichols and Mr. Mack is subject to the terms and conditions of the Plan and the form of Award Agreement for Restricted Stock Units which, other than as disclosed herein, is in substantially the form attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document

10.1	Form of 2013 Equity Incentive Plan Award Agreement Award Agreement (incorporated by reference to Exhibit 10.14 to Recro Pharma, Inc.’s Annual Report on Form 10-K filed on March 25, 2015)

10.2	Form of Recro Pharma, Inc. Equity Incentive Plan Award Agreement Award Agreement for Restricted Stock Units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2015

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
	Name:	Gerri A. Henwood
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Form of 2013 Equity Incentive Plan Award Agreement Award Agreement (incorporated by reference to Exhibit 10.14 to Recro Pharma, Inc.’s Annual Report on Form 10-K filed on March 25, 2015)

10.2	Form of Recro Pharma, Inc. Equity Incentive Plan Award Agreement Award Agreement for Restricted Stock Units.